SUPPLEMENT DATED SEPTEMBER 15, 1998 TO PROSPECTUS
                                DATED MAY 1, 1998

                          RETIREMENT INVESTMENT ACCOUNT

                   FUNDED UNDER A GROUP ANNUITY CONTRACT WITH
            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

This Supplement amends certain information in the Prospectus dated May 1, 1998 for the Retirement Investment Account. Capitalized terms in this Supplement have the same meaning as in the Prospectus.

On page 14, "Investment Policies and Objectives," the third sentence of the second paragraph relating to the Alliance Bond Fund is deleted and replaced by the following:

         The weighted average duration of the total portfolio will be close to that of the Lehman Intermediate Government/Corporate Bond Index. During the past ten years the weighted average of this Index was approximately
         3.2 years.

On page 22, under "Alliance Bond Fund," the second sentence of the third paragraph is deleted and replaced by the following:

         The weighted average duration will be close to that of the Lehman Intermediate Government/Corporate Bond Index.

          PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE ALONG WITH
         YOUR RETIREMENT INVESTMENT ACCOUNT PROSPECTUS AND STATEMENT OF
                    ADDITIONAL INFORMATION DATED MAY 1, 1998.